Exhibit 99.1
Apollo Education Group, Inc.
News Release

Apollo Education Group, Inc. Reports First Quarter 2014 Results
Phoenix, January 7, 2014 - Apollo Education Group, Inc. (NASDAQ: APOL) today reported financial results for the three months ended November 30, 2013, with revenue of $856.3 million and diluted earnings per share of $0.87 per share, or $1.04 per share excluding special items.
“At Apollo Education Group, we are making good progress on our strategic plan to differentiate University of Phoenix, diversify Apollo and drive operational excellence throughout our organization,” said Apollo Education Group Chief Executive Officer Greg Cappelli. “To support our strategy, we continue to innovate, roll out new and differentiated programs that lead to careers of choice, expand our footprint globally while sharing best practices to leverage our growing network and become a more efficient company.”
First Quarter 2014 Results of Operations

•	Net revenue for the first quarter of fiscal year 2014 was $856.3 million, compared to $1.1 billion in the first quarter 2013.

•	University of Phoenix Degreed Enrollment was 263,000, a 17.7% decrease from the prior year first quarter, and New Degreed Enrollment was 41,700, a 22.9% decrease from the prior year first quarter.

•
Operating income for the first quarter 2014 was $169.8 million, compared to $230.9 million from the prior year first quarter. Excluding special items, operating income was $201.8 million for the first quarter 2014, compared to $238.2 million in the first quarter 2013.

•	Income from continuing operations for the first quarter 2014 was $98.9 million, or $0.87 per share, compared to $133.5 million, or $1.18 per share, in the first quarter 2013.
First quarter 2014 results included restructuring and other charges attributable to Apollo Education Group’s (“the Company”) restructuring activities of $32.0 million. Excluding the special items, income from continuing operations for the first quarter 2014 was $118.7 million, or $1.04 per share, compared to income from continuing operations of $137.9 million, or $1.22 per share, for the first quarter 2013. (Special items for the first quarter 2014 and 2013 are included in the reconciliation of GAAP to non-GAAP financial information table of this press release.)
Balance Sheet and Cash Flow
As of November 30, 2013, the Company’s unrestricted cash and cash equivalents and short-term marketable securities totaled $916.9 million, compared to $1.52 billion as of August 31, 2013. The decrease was primarily due to $615.9 million used for payments on borrowings, including the payment of $605.0 million borrowed under the Company’s revolving credit facility, a net investment of $64.8 million in long-term marketable securities, $34.4 million for capital expenditures, and $16.9 million for share repurchases. These items were partially offset by $128.9 million of cash provided by operations.
Accounts receivable were $214.2 million as of November 30, 2013, compared to $215.4 million at August 31, 2013. As of November 30, 2013, excluding accounts receivable and the related net revenue for Apollo Global, the Company’s days sales outstanding was essentially flat at 21 days, compared to 20 days at November 30, 2012.

Share Repurchases
Under its share repurchase program, the Company repurchased approximately 0.6 million shares of its common stock at a weighted average purchase price of $26.02 per share for a total cost of $15.0 million during the three months ended November 30, 2013. Subsequent to November 30, 2013, the Company used approximately $10 million to repurchase additional shares and currently has approximately $225 million available on its share repurchase authorization. There is no expiration date on the repurchase authorizations and repurchases occur at the Company’s discretion.
Apollo Global, Inc.
On December 20, 2013, the Company’s wholly-owned subsidiary, Apollo Global, Inc., completed its acquisition of 70% of the outstanding shares of Open Colleges Australia Pty Ltd (“Open Colleges”) for a cash purchase price of approximately US$98 million, plus contingent future payments of up to approximately US$47 million (at current Australian dollar exchange rates). Open Colleges is a leader in online learning in Australia and this addition aligns with the Company’s strategy to diversify globally, broadening its reach to serve adult learners in the growing Australian education and training market.
Business Outlook
The Company offers the following outlook for fiscal year 2014 based on the business trends observed during the first quarter 2014, as well as management’s current expectations of future trends.

•	Net revenue of $3.0 - $3.1 billion; and

•	Operating income of $400 - $450 million, excluding the impact of special items and restructuring and other charges.
Conference Call Information
The Company will hold a conference call to discuss these earnings results at 5:00 p.m. ET, 3:00 p.m. MT, today, Tuesday, January 7, 2014.
Dial-In Numbers:
877-292-6888 (Domestic)
973-200-3381 (International)
Conference ID: 21105114
A live webcast of this event may be accessed by visiting the Company’s website at www.apollo.edu. A webcast replay will be available approximately one hour following the conclusion of the call at the same link.
A telephone replay will be available approximately two hours following the conclusion of the call until January 17, 2014.
Dial-In Numbers:
855-859-2056 (Domestic)
404-537-3406 (International)
Conference ID: 21105114

About Apollo Education Group, Inc.
Apollo Education Group, Inc. is one of the world’s largest private education providers and has been in the education business since 1973. Through its subsidiaries: University of Phoenix, Apollo Global, Institute for Professional Development, Western International University and College for Financial Planning, Apollo Education Group offers innovative and distinctive educational programs and services, online and on-campus, at the undergraduate, masters and doctoral levels. Its educational programs and services are offered throughout the United States and in Latin America, Australia and Europe, as well as online throughout the world.
For more information about Apollo Education Group, Inc. and its subsidiaries, call (800) 990-APOL or visit www.apollo.edu.
Forward-Looking Statements Safe Harbor
Statements about Apollo Education Group and its business in this release which are not statements of historical fact, including statements regarding Apollo Education Group’s future strategy and plans and commentary regarding future results of operations and prospects, are forward-looking statements and are subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual plans implemented and actual results achieved may differ materially from those set forth in or implied by such statements due to various factors, including without limitation: (i) the impact of increased competition from traditional public universities and proprietary educational institutions; (ii) the costs and effectiveness of accelerating the enhancement of University of Phoenix educational offerings to remain competitive and to more effectively deliver a quality student experience at the right value; (iii) any adverse impact on University of Phoenix’s business arising from the Notice sanction imposed by the University’s principal accreditor, and any associated impact on the University’s pending recertification by the U.S. Department of Education for participation in Title IV student financial aid programs; (iv) the impact of the Company’s recent campus closures and other restructuring initiatives; (v) the impact of the recent operational and governance changes made to increase University of Phoenix autonomy in response to governance concerns expressed by its principal accreditor; (vi) the impact of any reduction in financial aid available to students, including active and retired military personnel, due to the U.S. government debt ceiling limitations, budget sequestration or otherwise; (vii) the impact of changes in marketing channels and other recruiting practices; (viii) the costs and effectiveness of University of Phoenix initiatives to improve student retention, improve student outcomes and demonstrate a compelling relationship between a student’s education and career; (ix) changes in law or regulation affecting the University of Phoenix’s eligibility to participate in or the manner in which it participates in U.S. federal and state student financial aid programs, including changes that may be included in the reauthorization of the federal Higher Education Act and the proposed Department of Education regulations relating to gainful employment; (x) changes in University of Phoenix’s business necessary to remain in compliance with U.S. federal student financial aid program regulations, including the so-called 90/10 Rule and the limitations on student loan cohort default rates, and to remain in compliance with the accrediting criteria of the relevant accrediting bodies; (xi) changes in University of Phoenix enrollment or student mix; (xii) unexpected expenses or other challenges in integrating acquired businesses, consumer or regulatory impact arising from consummation of the acquired businesses, and unexpected changes or developments in the acquired businesses, and (xiii) unexpected changes in the U.S. or global economy. For a discussion of the various factors that may cause actual plans implemented and actual results achieved to differ materially from those set forth in the forward-looking statements, please refer to the risk factors and other disclosures contained in Apollo Education Group’s Form 10-K for fiscal year 2013, which is available at www.apollo.edu.

Use of Non-GAAP Financial Information
This press release and the related conference call contain non-GAAP financial measures, which are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management uses, and chooses to disclose to investors, these non-GAAP financial measures because: (i) such measures provide an additional analytical tool to clarify the Company’s results from operations and help to identify underlying trends in its results of operations; (ii) as to the non-GAAP earnings measures, such measures help compare the Company’s performance on a consistent basis across time periods; and (iii) these non-GAAP measures are employed by the Company’s management in its own evaluation of performance and are utilized in financial and operational decision-making processes, such as budgeting and forecasting. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently, limiting their usefulness as a comparative measure across companies.

Financial and Operating Metrics
Below are Apollo Education Group’s unaudited financial data and operating metrics for the respective periods:

	Degreed Enrollment(1)		New Degreed Enrollment(2)		Average Degreed Enrollment
Enrollment (rounded to hundreds)	Q1 2014	Q1 2013	Q1 2014	Q1 2013	Q1 2014(3)	Q1 2013(4)
Associate’s	74,300	99,100	16,300	22,900	75,300	100,900
Bachelor’s	142,500	168,000	18,100	22,500	144,300	170,300
Master’s	40,500	46,000	6,800	8,000	40,600	46,200
Doctoral	5,700	6,600	500	700	5,800	6,700
	263,000	319,700	41,700	54,100	266,000	324,100

Revenues (in thousands)					Q1 2014	Q1 2013
Degree Seeking Gross Revenues(5)					$797,740	$992,274
Less: Discounts and other					(62,561)	(67,275)
Degree Seeking Net Revenues(5)					735,179	924,999
Non-degree Seeking Revenues					8,629	9,813
Other, net of discounts					112,527	120,371
					$856,335	$1,055,183

Revenue by Degree Type (in thousands)(5)
Associate’s					$178,952	$251,890
Bachelor’s					462,096	560,806
Master’s					140,062	158,891
Doctoral					16,630	20,687
Less: Discounts and other					(62,561)	(67,275)
					$735,179	$924,999

Degree Seeking Gross Revenues per Degreed Enrollment(1), (5)
Associate’s					$2,409	$2,542
Bachelor’s					3,243	3,338
Master’s					3,458	3,454
Doctoral					2,918	3,134
All degrees (after discounts)					2,795	2,893
(1) Represents students enrolled in a University of Phoenix degree program who attended a credit bearing course during the quarter and had not graduated as of the end of the quarter; students who previously graduated from one degree program and started a new degree program in the quarter (e.g., a graduate of the associate’s degree program returns for a bachelor’s degree); and students participating in certain certificate programs of at least 18 credits with some course applicability into a related degree program.

(2) Represents new students and students who have been out of attendance for more than 12 months who enroll in a University of Phoenix degree program and start a credit bearing course in the quarter; students who have previously graduated from a degree program and start a new degree program in the quarter; and students who commence participation in certain certificate programs of at least 18 credits with some course applicability into a related degree program.

(3) Represents the average of Degreed Enrollment for the quarters ended August 31, 2013 and November 30, 2013.
(4) Represents the average of Degreed Enrollment for the quarters ended August 31, 2012 and November 30, 2012.
(5) Represents revenue from tuition and other fees for students enrolled in University of Phoenix degree programs. Also includes revenue from tuition and other fees for students participating in University of Phoenix certificate programs of at least 18 credits in length with some course applicability into a related degree program.

Apollo Education Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	As of
($ in thousands)	November 30, 2013	August 31, 2013
ASSETS:
Current assets
Cash and cash equivalents	$788,130	$1,414,485
Restricted cash and cash equivalents	285,612	259,174
Marketable securities	128,736	105,809
Accounts receivable, net	214,225	215,401
Prepaid taxes	3,508	30,359
Deferred tax assets	52,159	60,294
Other current assets	60,733	64,134
Total current assets	1,533,103	2,149,656
Marketable securities	108,725	43,941
Property and equipment, net	473,058	472,614
Goodwill	103,937	103,620
Intangible assets, net	132,865	132,192
Deferred tax assets	63,791	63,894
Other assets	47,551	32,030
Total assets	$2,463,030	$2,997,947
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities
Short-term borrowings and current portion of long-term debt	$21,214	$628,050
Accounts payable	64,487	73,123
Income taxes payable	37,554	—
Student deposits	309,800	309,176
Deferred revenue	223,164	213,260
Accrued and other current liabilities	283,049	346,706
Total current liabilities	939,268	1,570,315
Long-term debt	54,567	64,004
Deferred tax liabilities	13,327	12,177
Other long-term liabilities	244,923	233,442
Total liabilities	1,252,085	1,879,938
Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value	—	—
Apollo Education Group Class A nonvoting common stock, no par value	103	103
Apollo Education Group Class B voting common stock, no par value	1	1
Additional paid-in capital	—	—
Apollo Education Group Class A treasury stock, at cost	(3,829,960)	(3,824,758)
Retained earnings	5,073,968	4,978,815
Accumulated other comprehensive loss	(33,827)	(36,563)
Total Apollo shareholders’ equity	1,210,285	1,117,598
Noncontrolling interests	660	411
Total equity	1,210,945	1,118,009
Total liabilities and shareholders’ equity	$2,463,030	$2,997,947

Apollo Education Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended November 30,
			% of Net Revenue
(In thousands, except per share data)	2013	2012	2013	2012
Net revenue	$856,335	$1,055,183	100.0%	100.0%
Costs and expenses:
Instructional and student advisory	339,679	432,150	39.7%	40.9%
Marketing	137,844	162,873	16.1%	15.4%
Admissions advisory	51,509	71,308	6.0%	6.8%
General and administrative	75,230	73,539	8.8%	7.0%
Depreciation and amortization	36,338	43,695	4.2%	4.1%
Provision for uncollectible accounts receivable	13,978	33,406	1.6%	3.2%
Restructuring and other charges	31,963	24,116	3.8%	2.3%
Litigation credit	—	(16,850)	—%	(1.6)%
Total costs and expenses	686,541	824,237	80.2%	78.1%
Operating income	169,794	230,946	19.8%	21.9%
Interest income	568	549	—%	—%
Interest expense	(2,086)	(2,042)	(0.2)%	(0.2)%
Other, net	807	1,799	0.1%	0.2%
Income before income taxes	169,083	231,252	19.7%	21.9%
Provision for income taxes	(70,042)	(97,512)	(8.1)%	(9.2)%
Net income	99,041	133,740	11.6%	12.7%
Net income attributable to noncontrolling interests	(150)	(245)	(0.1)%	—%
Net income attributable to Apollo	$98,891	$133,495	11.5%	12.7%
Basic income per share attributable to Apollo	$0.87	$1.19
Diluted income per share attributable to Apollo	$0.87	$1.18
Basic weighted average shares outstanding	113,326	112,420
Diluted weighted average shares outstanding	113,960	112,849

Apollo Education Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended November 30,
($ in thousands)	2013	2012
Operating activities:
Net income	$99,041	$133,740
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation	11,973	16,889
Depreciation and amortization	36,338	43,695
Accelerated depreciation included in restructuring	2,806	9,326
Non-cash foreign currency gain, net	(1,099)	(607)
Provision for uncollectible accounts receivable	13,978	33,406
Litigation credit	—	(16,850)
Deferred income taxes	4,738	6,064
Changes in assets and liabilities:
Restricted cash and cash equivalents	(26,438)	(33,241)
Accounts receivable	(11,148)	(36,349)
Other assets	(11,190)	(6,432)
Accounts payable	(8,835)	(11,771)
Income taxes	64,469	82,032
Student deposits	(805)	18,522
Deferred revenue	8,076	8,075
Accrued and other liabilities	(53,007)	(36,368)
Net cash provided by operating activities	128,897	210,131
Investing activities:
Purchases of property and equipment	(34,366)	(27,539)
Purchases of marketable securities	(146,333)	(14,819)
Maturities of marketable securities	57,412	—
Net cash used in investing activities	(123,287)	(42,358)
Financing activities:
Payments on borrowings	(615,925)	(625,762)
Proceeds from borrowings	—	2,176
Purchase of noncontrolling interest	—	(42,500)
Purchases of stock for treasury	(16,871)	(3,472)
Issuances of stock	796	1,113
Net cash used in financing activities	(632,000)	(668,445)
Exchange rate effect on cash and cash equivalents	35	306
Net decrease in cash and cash equivalents	(626,355)	(500,366)
Cash and cash equivalents, beginning of period	1,414,485	1,276,375
Cash and cash equivalents, end of period	$788,130	$776,009
Supplemental disclosure of cash flow and non-cash information:
Cash paid for income taxes, net of refunds	$—	$10,243
Cash paid for interest	1,891	1,906
Restricted stock units vested and released	5,113	9,496

Apollo Education Group, Inc. and Subsidiaries
Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
(Unaudited)

	Three Months Ended November 30,
(In thousands, except per share data)	2013	2012
Operating income, as reported	$169,794	$230,946
Restructuring and other charges	31,963	24,116
Litigation credit	—	(16,850)
Operating income, adjusted to exclude special items	$201,757	$238,212

Net income attributable to Apollo, as reported	$98,891	$133,495
Restructuring and other charges	31,963	24,116
Litigation credit	—	(16,850)
Total special items before tax effects	31,963	7,266
Less: tax effects	(12,140)	(2,877)
Income attributable to Apollo, adjusted to exclude special items	$118,714	$137,884
Diluted income per share attributable to Apollo, as reported	$0.87	$1.18
Diluted income per share attributable to Apollo, adjusted to exclude special items	$1.04	$1.22
Diluted weighted average shares outstanding	113,960	112,849

Investor Relations Contacts:
Beth Coronelli, (312) 660-2059
beth.coronelli@apollo.edu

Erin Kelly, (602) 557-3830
erin.kelly@apollo.edu

Media Contact:
Media Relations Hotline, (602) 254-0086
media@apollo.edu